Exhibit 99.1

Millrose Properties Announces Quarterly Dividend Payment

Miami – September 22, 2025 – Millrose Properties, Inc. (NYSE: MRP, “Millrose”), the Homesite Option Purchase Platform for residential homebuilders, today announced that its Board of Directors has declared a quarterly cash dividend of approximately $121.2 million, or $0.73 per share of Class A and Class B common stock. The dividend will be paid on October 15, 2025, to shareholders of record as of October 3, 2025.

“This quarterly dividend reflects our strong performance and commitment to delivering value for our shareholders,” said Darren Richman, Chief Executive Officer and President of Millrose. “We continue to deploy capital responsibly and this dividend demonstrates the consistency of our business model and our confidence in Millrose’s earnings trajectory.”

About Millrose Properties, Inc.

Millrose purchases and develops residential land and sells finished homesites to homebuilders by way of option contracts with predetermined costs and takedown schedules. Millrose serves as a solution for homebuilders seeking to expand access to finished homesites while implementing an asset-light strategy. As fully developed homesites are sold by Millrose, capital is recycled into future land acquisitions for homebuilders, providing customers with durable access to community growth. For more information about Millrose, please visit millroseproperties.com.

Forward-looking Statements

This press release contains forward-looking statements, including, in particular, statements about Millrose’s businesses, plans, strategies and objectives, future earnings, expected transactions and guidance. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “can,” “shall,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “outlook,” “guidance” or other similar words or the negatives thereof. Assumptions relating to these statements involve judgments with respect to, among other things, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. There can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. Important factors that could cause differences between anticipated and actual results include the risks and uncertainties described in Millrose’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Millrose does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

Media Contact:

Benjamin Spicehandler / Stephen Pettibone

FGS Global

MillroseProperties@fgsglobal.com